                                                                EXHIBIT 4.3

                                     WARRANT

         THIS CERTIFIES THAT _______________ (such person or persons who are the owners of the Warrant will be hereinafter referred to as the "Holder"), is entitled to purchase from ENTERTAINMENT BOULEVARD, INC. (a Nevada corporation) (the "Company"), at the price and during the period as hereinafter specified, up to _______ shares of common stock, $.001 par value per share (the "Shares").

1.       EXERCISE PRICE/PERIOD

         The rights represented by this warrant (the "Warrant") shall be exercised for a period of one year from the effective date of a registration statement filed with the United States Securities and Exchange Commission ("SEC") at US$1.00, subject to adjustment in accordance with paragraph 8 of hereof.

2.       EXERCISE PROCEDURE

         The Warrant may be exercised at any time within the period above specified, in whole or in part, by

         (i) the surrender of the Warrant, with the purchase form (the "Purchase Form") at the end hereof properly executed, at the principal executive office of the Company (or such other office or agency as it may designate by notice in writing to the Holder at the address of the Holder appearing on its books);

         (ii) payment to the Company of the Exercise Price then in effect for the number of Shares specified in the Purchase Form together with applicable stock transfer taxes, if any; and

         (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of paragraph 6 and subparagraphs (b), (c) and (d) of paragraph 7 hereof.

         The Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date it is surrendered and payment is made in pursuant to this paragraph, and the person or persons in whose name or names the certificates for Shares shall be issuable upon such exercise shall become the Holder or Holders as of that date. The certificates for the Shares so purchased shall be delivered to the Holder(s) within a reasonable time after the Warrant shall have been exercised.

3.       TRANSFER

         The Warrant is issued under Regulation D to the United States Securities Act of 1933, as amended (the "1933 Act"), and shall not be transferred, sold, assigned, or hypothecated except pursuant to an effective registration statement under the 1933 Act or an exemption therefrom. Any such assignment shall be effected by the Holder by

         (i)     executing the form of assignment at the end hereof and

         (ii) surrendering the Warrant for cancellation at the office or agency of the Company referred to in paragraph 2 hereof, whereupon the Company shall issue, in the name(s) specified by the Holder ("Transferee(s)") and, which may include the Holder, a new Warrant or Warrants of like tenor representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder.

4.       UNDERLYING SHARES OF COMMON STOCK

         The Company covenants and agrees that all Shares which may be issued upon exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the periods within which the Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Shares to provide for the exercise of the Warrant.

5.       NO ENTITLEMENT

         The Warrant shall not entitle the Holder to any voting, dividend, or other rights as a stockholder of the Company.

6.       FILING OF REGISTRATION STATEMENT

         (a) The Company will include the Shares underlying the Warrant in the first registration statement filed with the SEC subsequent to the date hereof. Notwithstanding, if such registration statement relates to an underwriting, the Company shall use its best efforts to cause the underwriter to permit the Holder to include the Underlying Shares in such underwritten offering. If the underwriter advises the Holder that the total amount of securities which the Holder desires to include in such offering is such as to materially and adversely affect its success, then the number of Underlying Shares to be offered for the account of the Holder shall be eliminated or reduced to the extent recommended by such underwriter pro rata to all persons similarly situated. The Holder will pay the Holder's own legal fees and expenses and any underwriting discounts and commissions on the securities sold by such Holder but shall not be responsible for any other expenses of such registration.

                  The Company shall supply prospectuses and such other documents as the Holder may request in order to facilitate the public sale or other disposition of the Shares. The Holder shall furnish information and indemnification as set forth in paragraph 7 except that the maximum amount which may be recovered from the Holder shall be limited to the amount of proceeds received by the Holder from the sale of the Shares.

         (b) In the event persons who have the right to purchase 50% of the Underlying Shares, subsequent to the date on which the Company becomes a "reporting" company under SEC Rules shall give notice to the Company at any time to the effect that they desire to register under the 1933 Act the Underlying Shares, then the Company will promptly, but no later than 60 days after receipt of such notice, file a registration statement or a post-effective amendment to a current registration statement pursuant to the 1933 Act, to the end that the Underlying Shares may be publicly sold under the 1933 Act; and the Company will use its best efforts to cause such registration to become and remain effective for a period of 120 days; provided that each Holder shall furnish the Company appropriate information in connection therewith as the Company may reasonably request in writing.

                  Persons who have the right to purchase 50% of the Underlying Shares may make such request on only two occasions during the term of the Warrant. Within ten business days after receiving any such request, the Company shall give notice to each Holder advising such Holder that it is registering Underlying Shares and shall offer to include therein each

                  Holder's Underlying Shares. Each Holder electing to include Underlying Shares in any such offering shall provide written notice to the Company within twenty days after receipt of notice from the Company. The failure to provide such notice to the Company shall be deemed conclusive evidence of such holder's election not to include Underlying Shares owned by such persons in such offering. All costs and expenses of only one such registration shall be borne by the Company, except that each Holder shall bear the fees of the Holder's own counsel and any underwriting discounts or commissions applicable to any of the securities sold by such Holder.

                  The Company shall be entitled to postpone the filing of any registration statement pursuant to this section if

         (i) the Company is engaged in a material acquisition, reorganization, or divestiture;

         (ii) the Company is currently engaged in a self-tender or exchange offer and the filing of a registration statement would cause a violation of Rule 10b-6 under the Securities Exchange Act of 1934;

         (iii) the Company is engaged in an underwritten offering and the underwriter has advised the Company in writing that such registration statement would have a material adverse effect on the consummation of such offering; or

         (iv) the Company is subject to an underwriter's lockup as a result of an underwritten public offering and such underwriter has refused in writing, the Company's request to waive such lockup. In the event of such postponement, the Company shall be required to file the registration statement pursuant to this section, within 60 days of the expiration of the event requiring such postponement.

                  The Company will use its best efforts to maintain the currency of any registration statement under the 1933 Act for a period of at least six months from the effective date thereof. The Company shall supply prospectuses, and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Shares, use its best efforts to register and qualify any of the Underlying Shares for sale in such states as such Holder designates, provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or execute a general consent to service of process in any jurisdiction in any action and furnish indemnification in the manner provided in paragraph 7 hereof.

7.       INDEMNIFICATION

         (a) Whenever pursuant to paragraph 6 a registration statement relating to the Warrant or the Underlying Shares, is filed under the 1933 Act, the Company will indemnify and hold harmless each Holder whose Underlying Shares are being registered (the "Distributing Holder"), and each person, if any, who controls (within the meaning of the 1933 Act) the Distributing Holder, against any claims or liabilities to which such person may become subject, insofar as such claims or liabilities arise out of any alleged untrue statement of any material fact contained in any such registration statement or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Distributing Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder, for use in the preparation thereof.

         (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, or liabilities, joint and several, to which the Company or any such director, officer, or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action.

         (c) Promptly after receipt by an indemnified party under this paragraph 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Paragraph 7.

         (d) In case any such action is brought against any indemnified party, and such party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this paragraph 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

8.       ADJUSTMENT

         The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

         (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding Shares; (ii) subdivide or reclassify its outstanding shares of into a greater number of shares, or (iii) combine or reclassify its outstanding shares into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares outstanding after giving effect to such action, and the numerator of which shall be the number of shares outstanding immediately prior to such action.

         (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its common stock entitling them to subscribe for or purchase Shares (or securities convertible into common stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the current market price of the Shares (as defined in Subsection (e) below) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the number of shares then comprising underlying Shares by the product of the Exercise Price in effect immediately prior to the date of such issuance multiplied by a fraction, the numerator of which shall be the sum of the number of Shares outstanding on the record date mentioned below and the number of additional Shares which the aggregate offering price of the total number of Shares so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of its common stock, and the denominator of which shall be the sum of the number of Shares outstanding on such record date and the number of additional Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that Shares are not delivered (or securities convertible into its common stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of Shares (or securities convertible into its common stock actually delivered).

         (c) In case the Company shall hereafter distribute to the holders of its common stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (a) above) or subscription rights or warrants (excluding those referred to in Subsection (b) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the number of shares then comprising an Shares by the product of the Exercise Price in effect immediately prior thereto multiplied by a fraction, the numerator of which shall be the total number of Shares outstanding multiplied by the current market price of the Shares (as defined in Subsection (e) below), less the fair market value (as determined by the Company's Board of Directors) of the assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of Shares outstanding multiplied by such current market price per share of its common stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

         (d) Whenever the Exercise Price payable upon exercise of the Warrant is adjusted pursuant to Subsections (a), (b) or (c) above, the number of Shares purchasable upon exercise of the Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of the Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

         (e) For the purpose of any computation under Subsections (b) or (c) above, the current market price per share of its common stock at any date shall be deemed to be the average of the daily closing prices for 20 consecutive business days before such date. The closing price for each day shall be the last sale price regular way or, in the case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which its common stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the average of the highest reported bid and lowest reported asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

         (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least fifteen cents ($0.15) in such price; provided, however, that an adjustments which by reason of this Subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.
                  Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make any changes in the Exercise Price, in addition to those required by this Section 8, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in Shares, or any subdivision, reclassification or combination of its common stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of its common stock or securities convertible into its common stock.

         (g) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly, but not later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of the Warrant and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holder, at the address set forth herein, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by its board of directors (which may be the regular accountants employed by the Company) to make any computation required by this
                  Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

         (h) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the Holder thereafter shall become entitled to receive any shares of the Company, other than its common stock, thereafter the number of such other shares so receivable upon exercise of the Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to its common stock contained in Subsections (a) to (g) inclusive above.

         9.       APPLICABLE LAW

                  This Agreement shall be governed by and in accordance with the laws of the State of Nevada applicable to contracts made and performed in the State of Nevada.

                  IN WITNESS WHEREOF, Entertainment Boulevard, Inc. has caused the Warrant to be signed by its duly authorized officer under its corporate seal, and the Warrant to be dated the date first above written.

                  SEDMET EXPLORATION

                  --------------------------
                  Name:
                  Title: